Exhibit 99.1

Advances Strategic Priorities Amid Continued Challenging Operating Environment
Beer Business Continues To Gain Dollar and Volume Share Across U.S. Tracked Channels
Returns $220 Million in Share Repurchases

	Net Sales	Organic Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) per Share Attributable to CBI (EPS)
Third Quarter Fiscal Year 2026 Financial Highlights (1) | In millions, except per share data
Reported	$2,223	$2,223	$692	$503	$716	$2.88
% Change	(10%)	(10%)	(13%)	(18%)	(8%)	(15%)
Comparable	$2,223	$2,223	$739	$534	$762	$3.06
% Change	(10%)	(2%)	0%	(10%)	(8%)	(6%)
(1) Definitions of reported, comparable, adjusted, and organic as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, and organic amounts are non-GAAP financial measures.

HIGHLIGHTS
•Generates reported EPS of $2.88 and comparable EPS of $3.06
•Beer Business continues to outperform the industry, exceeding total beverage alcohol by nearly half a percentage point and the beer category by approximately 1 percentage point in year-over-year Circana U.S. tracked channels for both dollar and volume sales
•Wine and Spirits Business continues to outpace the corresponding higher-end wine segment in both dollar and volume sales performance in Circana U.S. tracked channels

•Generates year-to-date operating cash flow of $2.1 billion and free cash flow of $1.45 billion
•Updates fiscal 2026 reported EPS outlook to $9.72 - $10.02, and affirms comparable EPS outlook of $11.30 - $11.60, operating cash flow target of $2.5 - $2.6 billion, and free cash flow target of $1.3 - $1.4 billion
•Repurchases $824 million of shares year-to-date through December 2025
•Declares quarterly cash dividend of $1.02 per share of Class A Common Stock

“The operating environment during the third quarter of fiscal 2026 remained challenged, which was in line with our expectations and relatively consistent with the prior quarter. Our Beer Business delivered dollar and volume share gains in tracked channels and gained incremental distribution points, while our Wine and Spirit Business continued to outperform the U.S. wine industry. By focusing on factors within our control, we are

“Through the first three quarters of fiscal 2026, we returned nearly $1.4 billion to shareholders, maintained our investment-grade rating, and consistently met our ~3.0X comparable net leverage and ~30% dividend payout ratio targets. These actions underscore our commitment to disciplined capital allocation, including advancing modular brewery expansions. As we navigate through this challenging operating environment, we continue to pursue incremental cost savings

confident that we are positioning the company for long-term success.”	through our efficiency and restructuring initiatives while maintaining strong support behind our brands.”
Bill Newlands - President and Chief Executive Officer	Garth Hankinson - Executive Vice President and Chief Financial Officer

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 1

BEER
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
November 30, 2025	100.4		$2,009.7	$763.5
November 30, 2024	102.7		$2,032.4	$769.9
% Change	(2.2%)	(3.0%)	(1%)	(1%)

HIGHLIGHTS
•Net sales declined 1% driven by a 2.2% decline in shipment volumes, partially offset by favorable pricing.
•Operating margin increased 10 basis points to 38.0% as favorable pricing and lower depreciation were partially offset by increased COGS from aluminum tariffs and unfavorable fixed cost absorption from lower volumes.
•Depletions decreased 3.0% as declines for Modelo Especial of approximately 4%, Corona Extra of nearly 9%, and the Modelo Chelada brands of approximately 2% were partially offset by strong growth from Pacifico and Victoria of over 15% and 13%, respectively.
•Our Beer Business ranked as the #3 dollar share gainer in Circana U.S. tracked channels and had 4 of the top 15 dollar share gaining brands across the entire U.S. beer category:
◦Modelo Especial and Corona Extra maintained their positions as the #1 and #5 brands in dollar sales, respectively;
◦Within the Corona brand family, Corona Sunbrew and Corona Familiar were the #6 and #7 dollar share gainers, respectively; and
◦Pacifico and Victoria were the #3 and #13 dollar share gainers, respectively.

WINE AND SPIRITS
	Shipments	Organic Shipments (1) (2)	Depletions (1) (2)	Net Sales (3)	Organic Net Sales (1)	Operating Income (Loss) (3)
Three Months Ended | In millions; branded product, 9-liter case equivalents
November 30, 2025	1.5	1.5		$213.1	$213.1	$33.7
November 30, 2024	5.1	1.5		$431.4	$228.8	$95.2
% Change	(70.6%)	—%	0.0%	(51%)	(7%)	(65%)
(2) Includes adjustments to remove volumes for the period September 1, 2024, through November 30, 2024 associated with the brands that are no longer part of the wine and spirits segment following the SVEDKA Divestiture and the 2025 Wine Divestitures (both as defined below).
(3) Three months ended November 30, 2024, includes $202.6 million of net sales and $61.6 million of gross profit less marketing that are no longer part of the wine and spirits segment results due to the SVEDKA Divestiture and the 2025 Wine Divestitures.

HIGHLIGHTS
•Net sales declined 51% driven by a 70.6% decrease in shipment volumes reflecting the impacts of the SVEDKA Divestiture and the 2025 Wine Divestitures, strategic pricing actions taken on select brands, and changes in distributor contractual obligations.
•Operating margin decreased from 22.1% to 15.8%, primarily reflecting the impacts of the SVEDKA Divestiture and the 2025 Wine Divestitures, unfavorable fixed cost absorption, strategic pricing actions taken on select brands, and changes in distributor contractual obligations, partially offset by favorability in marketing and other SG&A expense.
•Our portfolio delivered flat U.S. depletions and outpaced the corresponding higher-end wine segment in both dollar and volume sales performance in Circana U.S. tracked channels.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 2

OUTLOOK

Enterprise growth (decline) assumptions and Wine and Spirits decline assumptions for fiscal 2026 exclude (i) $98 million of net sales and $35 million of gross profit less marketing for the March 1, 2024 to January 5, 2025, period that are no longer part of year-over-year results following the SVEDKA Divestiture and (ii) $613 million of net sales and $210 million of gross profit less marketing for the June 2, 2024 to February 28, 2025, period that are no longer part of year-over-year results following the 2025 Wine Divestitures. The table sets forth management's current EPS expectations for fiscal 2026 compared to fiscal 2025 actual results.

	Reported		Comparable
	FY26 Estimate	FY25 Actual	FY26 Estimate	FY25 Actual
Fiscal Year Ending February 28	$9.72 - $10.02	$(0.45)	$11.30 - $11.60	$13.78
Fiscal 2026 Guidance Assumptions:
•Enterprise: organic net sales decline of 4% - 6%
◦Beer: net sales decline of 2% - 4%
◦Wine and Spirits: organic net sales decline of 17% - 20%
•Enterprise: operating income growth (decline): reported of 657% - 677% and comparable of (11)% - (9)%
◦Beer: operating income decline of 7% - 9%
◦Wine and Spirits: organic operating income decline of 97% - 100%
◦Corporate expense: $225 million

•Interest expense, net: approximately $370 million
•Tax rate: reported approximately 18%; comparable approximately 19%
•Weighted average diluted shares outstanding: approximately 176 million inclusive of share repurchases
•Operating cash flow: $2.5 - $2.6 billion
•Capital expenditures: approximately $1.2 billion, including approximately $1.0 billion targeted for Mexico beer operations activities
•Free cash flow: $1.3 - $1.4 billion

QUARTERLY DIVIDEND
On January 7, 2026, Constellation’s board of directors declared a quarterly cash dividend of $1.02 per share of Class A Common Stock payable on February 12, 2026, to stockholders of record as of the close of business on January 29, 2026.
† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.
Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Casa Noble Tequila and High West Whiskey.
As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Blair Veenema	585-284-4433	blair.veenema@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 3

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy and objectives, the socioeconomic and operating environment, our capital allocation priorities, targets, and commitments, cost savings, efficiency, and restructuring initiatives, positioning the company for long-term success, competitive position, Beer Business modular capital expansion, future operations, financial position, expected net sales, expenses, operating income, interest expense, net, tax rates, shares outstanding, operating cash flow, capital expenditures, free cash flow, EPS, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.
When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ “confident,” and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), cost savings, restructuring, operating, or efficiency initiatives, tariff changes, impacts, and responses, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•potential further declines in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities, including the 2025 Wine Divestitures;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•economic and other uncertainties associated with our international operations, including new or increased tariffs;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third-party global networks, including internal control over financial reporting changes in connection with our OneStream consolidation system implementation, as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including potential impairments), capital expenditures, and timing;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance, and failure to meet environmental sustainability and corporate social responsibility targets, commitments, and aspirations;
•the success of cost savings, restructuring, and efficiency initiatives, including changes in key personnel responsible for oversight of our internal control over financial reporting in connection with the 2025 Restructuring Initiative (as defined below);
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, employees, distributors, retailers, and/or suppliers;
•effects of employee labor activities that could increase our costs;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including the impact of military conflicts, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, including product labeling, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;
•uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;
•ownership of our Class A Stock by certain individuals and entities affiliated with the Sands family and their Board of Director nomination rights;
•the choice-of-forum provision in our amended and restated by-laws regarding certain shareholder litigation; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 4

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	November 30, 2025	February 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$152.4	$68.1
Accounts receivable	708.3	736.5
Inventories	1,379.2	1,437.2
Prepaid expenses and other	669.2	561.1
Assets held for sale	—	913.5
Total current assets	2,909.1	3,716.4
Property, plant, and equipment, net	8,211.5	7,409.8
Goodwill	5,190.6	5,126.8
Intangible assets	2,532.7	2,532.3
Deferred income taxes	1,569.0	1,805.3
Other assets	1,270.5	1,061.7
Total assets	$21,683.4	$21,652.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$374.7	$806.7
Current maturities of long-term debt	4.0	1,402.0
Accounts payable	976.5	939.8
Other accrued expenses and liabilities	818.0	886.7
Total current liabilities	2,173.2	4,035.2
Long-term debt, less current maturities	10,285.1	9,289.0
Deferred income taxes and other liabilities	1,224.8	1,193.3
Total liabilities	13,683.1	14,517.5
CBI stockholders’ equity	7,710.8	6,882.0
Noncontrolling interests	289.5	252.8
Total stockholders’ equity	8,000.3	7,134.8
Total liabilities and stockholders’ equity	$21,683.4	$21,652.3

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
NET INCOME (LOSS) ATTRIBUTABLE TO CBI
Sales	$2,374.4	$2,644.4	$7,705.8	$8,644.2
Excise taxes	(151.6)	(180.6)	(487.0)	(599.7)
Net sales	2,222.8	2,463.8	7,218.8	8,044.5
Cost of product sold	(1,039.6)	(1,179.5)	(3,459.0)	(3,844.6)
Gross profit	1,183.2	1,284.3	3,759.8	4,199.9
Selling, general, and administrative expenses	(491.2)	(491.3)	(1,427.9)	(1,444.7)
Goodwill impairment	—	—	—	(2,250.0)
Asset impairment and related expenses	—	—	(52.1)	—
Operating income (loss)	692.0	793.0	2,279.8	505.2
Income (loss) from unconsolidated investments	23.5	(15.0)	16.5	65.8
Interest expense, net	(83.2)	(104.4)	(269.7)	(311.2)
Income (loss) before income taxes	632.3	673.6	2,026.6	259.8
(Provision for) benefit from income taxes	(110.1)	(44.5)	(494.5)	79.7
Net income (loss)	522.2	629.1	1,532.1	339.5
Net (income) loss attributable to noncontrolling interests	(19.4)	(13.2)	(47.2)	(45.6)
Net income (loss) attributable to CBI	$502.8	$615.9	$1,484.9	$293.9

CLASS A COMMON STOCK
Net income (loss) per common share attributable to CBI – basic	$2.88	$3.40	$8.43	$1.61
Net income (loss) per common share attributable to CBI – diluted	$2.88	$3.39	$8.43	$1.61
Weighted average common shares outstanding – basic	174.515	181.243	176.051	181.988
Weighted average common shares outstanding – diluted	174.614	181.753	176.189	182.555
Cash dividends declared per common share	$1.02	$1.01	$3.06	$3.03

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Nine Months Ended
	November 30, 2025	November 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,532.1	$339.5
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	311.7	(184.2)
Depreciation	306.9	339.8
Stock-based compensation	48.0	60.7
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	(21.2)	(25.8)
Noncash lease expense	94.7	85.2
Asset impairment and related expenses	52.1	—
(Gain) loss on sale of business	31.9	—
Net gain in connection with Canopy exchangeable shares	—	(44.7)
Goodwill impairment	—	2,250.0
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	31.2	(7.7)
Inventories	0.9	(54.2)
Prepaid expenses and other current assets	(7.0)	(47.2)
Accounts payable	(7.9)	117.4
Contract liabilities	(66.6)	(11.8)
Other accrued expenses and liabilities	(132.5)	(117.4)
Other	(68.1)	(142.1)
Total adjustments	574.1	2,218.0
Net cash provided by (used in) operating activities	2,106.2	2,557.5

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(656.1)	(931.5)
Purchase of business, net of cash acquired	—	(158.7)
Investments in equity method investees and securities	(7.0)	(31.1)
Proceeds from sale of assets	42.6	34.8
Proceeds from sale of business	850.6	—
Other investing activities	—	(11.7)
Net cash provided by (used in) investing activities	230.1	(1,098.2)

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Nine Months Ended
	November 30, 2025	November 30, 2024
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	997.7	—
Principal payments of long-term debt	(1,403.3)	(956.0)
Net proceeds from (repayments of) short-term borrowings	(432.0)	648.7
Dividends paid	(538.8)	(551.3)
Purchase of treasury stock	(824.1)	(668.1)
Proceeds from shares issued under equity compensation plans	3.1	66.2
Payments of minimum tax withholdings on stock-based payment awards	(9.4)	(13.8)
Payments of debt issuance, debt extinguishment, and other financing costs	(8.9)	(0.1)
Distributions to noncontrolling interests	(37.5)	(47.5)
Payment of contingent consideration	(1.5)	(0.7)
Purchase of noncontrolling interest	—	(16.2)
Net cash provided by (used in) financing activities	(2,254.7)	(1,538.8)

Effect of exchange rate changes on cash and cash equivalents	2.7	0.8

Net increase (decrease) in cash and cash equivalents	84.3	(78.7)
Cash and cash equivalents, beginning of period	68.1	152.4
Cash and cash equivalents, end of period	$152.4	$73.7

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)
For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because management uses this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.

The divestitures impacting the period below consists of (i) the sale of the SVEDKA brand and related assets (the "SVEDKA Divestiture") (sold January 6, 2025) and (ii) the sale and, in certain circumstances, exclusive license to use the trademarks of a portion of our wine and spirits business, primarily centered around our then-owned mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities (the "2025 Wine Divestitures") (sold June 2, 2025).

	Three Months Ended			Nine Months Ended
	November 30, 2025	November 30, 2024	Percent Change	November 30, 2025	November 30, 2024	Percent Change
Consolidated net sales	$2,222.8	$2,463.8	(10%)	$7,218.8	$8,044.5	(10%)
Less: divestitures (1)	—	(202.6)		—	(459.1)
Consolidated organic net sales	$2,222.8	$2,261.2	(2%)	$7,218.8	$7,585.4	(5%)

Beer net sales	$2,009.7	$2,032.4	(1%)	$6,589.2	$6,835.4	(4%)

Wine and Spirits net sales (2)	$213.1	$431.4	(51%)	$629.6	$1,209.1	(48%)
Less: divestitures (1)	—	(202.6)		—	(459.1)
Wine and Spirits organic net sales	$213.1	$228.8	(7%)	$629.6	$750.0	(16%)
(1)For the applicable periods:

	Three Months Ended November 30, 2024	Nine Months Ended November 30, 2024
SVEDKA Divestiture	9/1/2024 - 11/30/2024	3/1/2024 - 11/30/2024
2025 Wine Divestitures	9/1/2024 - 11/30/2024	6/2/2024 - 11/30/2024
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended			Nine Months Ended
	November 30, 2025	November 30, 2024	Percent Change	November 30, 2025	November 30, 2024	Percent Change
U.S. Wholesale	$136.1	$140.5	(3%)	$449.0	$547.0	(18%)
International	32.2	37.7	(15%)	92.5	106.3	(13%)
DTC	34.4	37.3	(8%)	60.7	66.3	(8%)
Other	10.4	13.3	(22%)	27.4	30.4	(10%)
Divestitures (1)	—	202.6	NM	—	459.1	NM
Wine and Spirits net sales	$213.1	$431.4	(51%)	$629.6	$1,209.1	(48%)
NM = Not Meaningful

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Nine Months Ended
	November 30, 2025	November 30, 2024	Percent Change	November 30, 2025	November 30, 2024	Percent Change
BEER
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	100.4	102.7	(2.2%)	329.1	346.4	(5.0%)
Depletions (1)			(3.0%)			(2.7%)

WINE AND SPIRITS
(branded product, 9-liter case equivalents)
Shipments	1.5	5.1	(70.6%)	6.7	16.2	(58.6%)
Organic shipments (2)	1.5	1.5	—%	6.7	7.4	(9.5%)
U.S. Wholesale shipments	1.1	4.3	(74.4%)	5.2	14.1	(63.1%)
U.S. Wholesale organic shipments (2)	1.1	1.0	10.0%	5.2	5.8	(10.3%)
Depletions (1) (2)			0.0%			(6.6%)
(1)Depletions represent U.S. distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)Includes adjustments to remove divestiture volumes for the applicable periods:

	Three Months Ended November 30, 2024	Nine Months Ended November 30, 2024
SVEDKA Divestiture	9/1/2024 - 11/30/2024	3/1/2024 - 11/30/2024
2025 Wine Divestitures	9/1/2024 - 11/30/2024	6/2/2024 - 11/30/2024

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)
Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended			Nine Months Ended
	November 30, 2025	November 30, 2024	Percent Change	November 30, 2025	November 30, 2024	Percent Change
CONSOLIDATED
Net sales	$2,222.8	$2,463.8	(10%)	$7,218.8	$8,044.5	(10%)
Gross profit	$1,183.2	$1,284.3	(8%)	$3,759.8	$4,199.9	(10%)
Operating income (loss)	$692.0	$793.0	(13%)	$2,279.8	$505.2	351%
Operating margin	31.1%	32.2%		31.6%	6.3%
Income (loss) from unconsolidated investments	$23.5	$(15.0)	257%	$16.5	$65.8	(75%)
Depreciation and amortization	$99.3	$119.3	(17%)	$307.9	$340.8	(10%)
COMPARABLE ADJUSTMENTS (1)
Gross profit	$13.9	$2.3	NM	$12.6	$5.7	NM
Operating income (loss)	$(46.9)	$(9.2)	NM	$(155.2)	$(2,310.8)	NM
Income (loss) from unconsolidated investments	$—	$(38.9)	NM	$(10.1)	$39.9	NM
BEER
Net sales	$2,009.7	$2,032.4	(1%)	$6,589.2	$6,835.4	(4%)
Segment gross profit	$1,063.2	$1,076.7	(1%)	$3,490.2	$3,656.2	(5%)
Segment gross margin	52.9%	53.0%		53.0%	53.5%
Segment operating income (loss)	$763.5	$769.9	(1%)	$2,588.5	$2,770.6	(7%)
Segment operating margin	38.0%	37.9%		39.3%	40.5%
Segment depreciation and amortization	$78.7	$93.4	(16%)	$238.1	$262.3	(9%)
WINE AND SPIRITS
Wine net sales	$174.5	$374.6	(53%)	$545.5	$1,040.1	(48%)
Spirits net sales	38.6	56.8	(32%)	84.1	169.0	(50%)
Net sales	$213.1	$431.4	(51%)	$629.6	$1,209.1	(48%)
Segment gross profit	$106.1	$205.3	(48%)	$257.0	$538.0	(52%)
Segment gross margin	49.8%	47.6%		40.8%	44.5%
Segment operating income (loss)	$33.7	$95.2	(65%)	$7.9	$225.4	(96%)
Segment operating margin	15.8%	22.1%		1.3%	18.6%
Segment income (loss) from unconsolidated investments	$24.2	$25.6	(5%)	$29.3	$31.4	(7%)
Segment depreciation and amortization	$14.6	$20.5	(29%)	$51.1	$63.3	(19%)
CORPORATE OPERATIONS AND OTHER
Segment operating income (loss)	$(58.3)	$(62.9)	7%	$(161.4)	$(180.0)	10%
Segment income (loss) from unconsolidated investments	$(0.7)	$(1.7)	59%	$(2.7)	$(5.5)	51%
Segment depreciation and amortization	$6.0	$5.4	11%	$18.7	$15.2	23%
(1)See page 13 for further information on comparable adjustments.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	November 30, 2025	November 30, 2024	Percent Change	November 30, 2025	November 30, 2024	Percent Change
Operating income (loss) (GAAP)	$692.0	$793.0	(13%)	$2,279.8	$505.2	351%
Comparable adjustments (1)	46.9	9.2		155.2	2,310.8
Less: divestitures (2)	—	(61.6)		—	(146.3)
Comparable operating income (loss) (Non-GAAP)	$738.9	$740.6	0%	$2,435.0	$2,669.7	(9%)
Comparable operating margin	33.2%	32.8%		33.7%	35.2%

Net income (loss) attributable to CBI (GAAP)	$502.8	$615.9	(18%)	$1,484.9	$293.9	405%
Net income (loss) attributable to noncontrolling interests (GAAP)	19.4	13.2		47.2	45.6
Provision for (benefit from) income taxes (GAAP)	110.1	44.5		494.5	(79.7)
Interest expense, net (GAAP)	83.2	104.4		269.7	311.2
Adjusted EBIT (Non-GAAP)	715.5	778.0	(8%)	2,296.3	571.0	302%
Comparable adjustments (1)	46.9	48.1		165.3	2,270.9
Comparable EBIT (Non-GAAP)	$762.4	$826.1	(8%)	$2,461.6	$2,841.9	(13%)

Net income (loss) attributable to CBI (GAAP)	$502.8	$615.9	(18%)	$1,484.9	$293.9	405%
Comparable adjustments (1)	31.6	(25.0)		260.2	1,739.1
Comparable net income (loss) attributable to CBI (Non-GAAP)	$534.4	$590.9	(10%)	$1,745.1	$2,033.0	(14%)

EPS (GAAP)	$2.88	$3.39	(15%)	$8.43	$1.61	424%
Comparable adjustments (1)	0.18	(0.14)		1.48	9.53
Comparable EPS (Non-GAAP) (3)	$3.06	$3.25	(6%)	$9.90	$11.14	(11%)
Weighted average common shares outstanding - diluted (3)	174.614	181.753		176.189	182.555
(1)See page 13 for further information on comparable adjustments.
(2)Amount reflects gross profit less marketing that are no longer part of the results for the applicable periods:

	Three Months Ended November 30, 2024	Nine Months Ended November 30, 2024
SVEDKA Divestiture	9/1/2024 - 11/30/2024	3/1/2024 - 11/30/2024
2025 Wine Divestitures	9/1/2024 - 11/30/2024	6/2/2024 - 11/30/2024
(3)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net gain (loss) on undesignated commodity derivative contracts	$12.6	$(0.8)	$7.9	$(10.5)
Settlements of undesignated commodity derivative contracts	2.6	8.3	9.3	23.8
Strategic business reconfiguration costs	0.8	—	(0.8)	—
Flow through of inventory step-up	(2.1)	(5.2)	(3.8)	(7.6)
Comparable adjustments, Gross profit	13.9	2.3	12.6	5.7
2025 Restructuring Initiative	(34.8)	—	(56.4)	—
Gain (loss) on sale of business	(15.6)	—	(31.9)	—
Transition services agreements activity	(8.1)	(8.3)	(23.6)	(15.9)
Strategic business reconfiguration costs	(1.0)	(3.6)	(6.2)	(29.9)
Asset impairment and related expenses	—	—	(52.1)	—
Goodwill impairment	—	—	—	(2,250.0)
Other gains (losses)	(1.3)	0.4	2.4	(20.7)
Comparable adjustments, Operating income (loss)	(46.9)	(9.2)	(155.2)	(2,310.8)
Comparable adjustments, Income (loss) from unconsolidated investments	—	(38.9)	(10.1)	39.9
Comparable adjustments, Adjusted EBIT	(46.9)	(48.1)	(165.3)	(2,270.9)
Comparable adjustments, Interest expense, net	(0.4)	—	(2.0)	(0.3)
Comparable adjustments, (Provision for) benefit from income taxes	15.7	73.1	(92.9)	532.1
Comparable adjustments, Net income (loss) attributable to CBI	$(31.6)	$25.0	$(260.2)	$(1,739.1)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Strategic business reconfiguration costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
2025 Restructuring Initiative
We recognized costs in connection with an enterprise-wide cost savings and restructuring initiative designed to help optimize the performance of our business (“2025 Restructuring Initiative”).
Gain (loss) on sale of business
We recognized a net loss from the sales of businesses largely in connection with the 2025 Wine Divestitures.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sales of portions of our wine and spirits business.
Asset impairment and related expenses
Largely in connection with the 2025 Wine Divestitures we recognized contract liabilities and inventory obsolescence expenses, partially offset by changes in then-existing net assets held for sale.
Goodwill impairment
We recognized a goodwill impairment in connection with negative trends within our Wine and Spirits business.
Other gains (losses)
Primarily includes the following:

	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Gain (loss) on sale of assets	$(1.1)	$—	$3.0	$—
Net loss on foreign currency as a result of the resolution of various tax examinations and assessments	$—	$—	$—	$(20.7)
Comparable adjustments, Income (loss) from unconsolidated investments
Includes the following:

	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$—	$—	$(5.0)	$(2.5)
Other gains (losses)	$—	$—	$(3.6)	$0.1
Equity method investments impairment	$—	$(0.3)	$(1.5)	$(2.4)
Net gain (loss) in connection with Canopy exchangeable shares	$—	$(38.6)	$—	$44.7
Comparable adjustments, Interest expense, net
We (i) recognized losses from the write-off of unamortized discount and debt issuance costs in connection with the repayment of outstanding senior notes for the nine months ended November 30, 2025, and (ii) wrote-off accrued interest income related to convertible notes issued to certain investments for the nine months ended November 30, 2025, and November 30, 2024.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. We recognized a benefit from income taxes for the nine months ended November 30, 2024, resulting from the goodwill impairment, net of the non-deductible portion. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Net income tax benefit (expense) recognized for adjustments to valuation allowances	$(27.8)	$54.0	$(220.5)	$58.4
Net income tax expense resulting from a taxable dividend distribution from a foreign subsidiary	$(10.7)	$—	$(29.0)	$—
Net income tax benefit (expense) from the resolution of various tax examinations and assessments related to prior periods	$58.6	$—	$146.0	$129.7
Net income tax benefit (expense) recognized as a result of recent divestitures	$(16.8)	$15.4	$(30.0)	$5.8

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

	Three Months Ended
	November 30, 2025			November 30, 2024
	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)
Reported basis (GAAP)	$632.3	$(110.1)	17.4%	$673.6	$(44.5)	6.6%
Comparable adjustments	47.3	(15.7)		48.1	(73.1)
Comparable basis (Non-GAAP)	$679.6	$(125.8)	18.5%	$721.7	$(117.6)	16.3%
(1)The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(2)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025	Percentage Change
Operating income (GAAP)	$2,685	$2,756	$354.9	657%	677%
Comparable adjustments (1)	179	179	3,120.0
Divestitures (2)	—	—	(244.7)
Comparable operating income (Non-GAAP)	$2,864	$2,935	$3,230.2	(11)%	(9)%

(1)	Comparable adjustments include: (3) (4)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	2025 Restructuring Initiative	$73	$49.7
	Asset impairment and related expenses	$52	$478.0
	(Gain) loss on sale of business	$32	$(266.0)
	Transition services agreements activity	$31	$22.6
	Strategic business reconfiguration costs	$6	$40.3
	Flow through of inventory step-up	$4	$10.2
	Transaction, integration, and other acquisition-related costs	$1	$1.2
	Settlements of undesignated commodity derivative contracts	$(9)	$(26.8)
	Net (gain) loss on undesignated commodity derivative contracts	$(8)	$0.3
	(Gain) loss on sale of assets	$(3)	$—
	Other (gains) losses	$—	$12.8
	Goodwill and intangible assets impairment	$—	$2,797.7
(2)
Amount reflects gross profit less marketing attributable to (i) the SVEDKA Divestiture for the period March 1, 2024, through January 5, 2025 and (ii) the 2025 Wine Divestitures for the period June 2, 2024, through February 28, 2025.

(3)	See page 13 for further information on comparable adjustments.
(4)	May not sum due to rounding.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

EPS Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025
Forecasted EPS (GAAP)	$9.72	$10.02	$(0.45)
Comparable adjustments (1)	1.58	1.58	14.23
Forecasted comparable EPS (Non-GAAP) (2)	$11.30	$11.60	$13.78

(1)	Comparable adjustments include: (2)(3)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Net income tax expense recognized for adjustments to valuation allowances	$1.25	$0.08
	2025 Restructuring Initiative	$0.31	$0.20
	Asset impairment and related expenses	$0.22	$2.00
	Net income tax expense (benefit) recognized as a result of recent divestitures	$0.17	$(0.12)
	Net income tax expense resulting from a taxable dividend distribution from a foreign subsidiary	$0.16	$—
	(Gain) loss on sale of business	$0.14	$(1.07)
	Transition services agreements activity	$0.13	$0.09
	(Income) loss from unconsolidated investments	$0.04	$0.26
	Strategic business reconfiguration costs	$0.03	$0.17
	Flow through of inventory step-up	$0.02	$0.04
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$(0.83)	$(0.73)
	Settlements of undesignated commodity derivative contracts	$(0.04)	$(0.11)
	Net (gain) loss on undesignated commodity derivative contracts	$(0.03)	$—
	(Gain) loss on sale of assets	$(0.01)	$—
	Goodwill and intangible assets impairment	$—	$13.30
	Other (gains) losses	$—	$0.08
	Loss of interest income on write-off of a convertible note	$—	$0.02

(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	See page 13 for further information on comparable adjustments.

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

	Guidance Range for the Year Ending February 28, 2026
Net cash provided by operating activities (GAAP)	$2,500	$2,600
Purchase of property, plant, and equipment	(1,200)	(1,200)
Free cash flow (Non-GAAP)	$1,300	$1,400

	Nine Months Ended
	November 30, 2025	November 30, 2024
Net cash provided by operating activities (GAAP)	$2,106.2	$2,557.5
Purchase of property, plant, and equipment	(656.1)	(931.5)
Free cash flow (Non-GAAP)	$1,450.1	$1,626.0

Constellation Brands, Inc. Q3 FY 2026 Earnings Release	#WORTHREACHINGFOR I 17